Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto); and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of May 22, 2025.

TENCENT HOLDINGS LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Authorized Signatory

TENCENT MOBILITY LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Authorized Signatory